Exhibit 23.(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-195361) of our report dated March 18, 2014, on our audits of the consolidated financial statements of River Valley Bancorp, which appears in River Valley Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2013.  We also consent to the references to our firm under the caption “Experts”.

/s/ BKD, LLP

Indianapolis, Indiana

May 29, 2014